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                                                                     Exh 99.5(b)

METLIFE ASSET BUILDER VARIABLE ANNUITY
ALLOCATOR(SM) INVESTMENT STRATEGY                              (METLIFE(R) LOGO)

1.   OWNER/PARTICIPANT INFORMATION (CHECK BOX(ES) IF OUR RECORDS NEED TO BE
     UPDATED)

[ ] Owner's Name (Print First, Middle, Last)    [ ] Social Security/Tax ID #   [ ] Date of Birth

    _________________________________________       ________________________       ____________________

[ ] Street Address (include Apt/Floor/PO Box)   [ ] City or Town               [ ] State   [ ] Zip Code

    _________________________________________       ________________________       _____       ________

CERTIFICATE NUMBER (REQUIRED TO PROCESS)        [ ] Daytime Phone Number       [ ] Evening Phone Number

_____________________________________________       ________________________       ____________________

2.   TRANSFER INSTRUCTIONS


To start Allocator, all or a portion of your contribution must be allocated to the Fixed Interest Account. You may transfer and allocate to other investment divisions while the Allocator is in effect. Changes to the Allocator can be made by the owner over the telephone. After the Allocator is started, money will be transferred monthly from the Fixed Interest Account to the Investment Divisions selected on the day specified in Section 2c. Only one Investment Strategy can be in place at a time.

(A) AMOUNT TO TRANSFER FROM THE FIXED INTEREST ACCOUNT $______________________ PER MONTH ($50 MINIMUM)

(B)  TRANSFER TO ($ OR %)

     The monthly amount will be transferred based on your completion of sections 2c and 2d. Your transfers will be made on a first in, first out (FIFO) basis in accordance with the terms of the contract. All dollar amounts must be given as whole dollar amounts (e.g. $75 not $75.25) and all percentages must be given in whole percents (e.g. 33% not 33 1/2%). Transfers will cease when the balance in the Fixed Interest Account falls below the specified transfer amount. IF PERCENTAGES ARE USED, THE TOTAL OF BOTH COLUMNS MUST EQUAL 100%

                              Investment Divisions

$__________ Or __________%  Fixed Interest Account
$__________ Or __________%  Western Asset Management US Government
$__________ Or __________%  BlackRock Bond Income
$__________ Or __________%  American Funds Bond
$__________ Or __________%  Lehman Brothers(R) Aggregate Bond Index
$__________ Or __________%  PIMCO Total Return
$__________ Or __________%  Western Asset Management Strategic Bond Opportunities
$__________ Or __________%  Lord Abbett Bond Debenture
$__________ Or __________%  PIMCO Inflation Protected Bond
$__________ Or __________%  BlackRock Diversified
$__________ Or __________%  MFS Total Return
$__________ Or __________%  Neuberger Berman Real Estate
$__________ Or __________%  Harris Oakmark Focused Value
$__________ Or __________%  BlackRock Large Cap Value
$__________ Or __________%  Davis Venture Value
$__________ Or __________%  FI Value Leaders
$__________ Or __________%  Harris Oakmark Large Cap Value
$__________ Or __________%  Neuberger Berman Mid Cap Value
$__________ Or __________%  Oppenheimer Global Equity
$__________ Or __________%  BlackRock Strategic Value
$__________ Or __________%  BlackRock Large Cap
$__________ Or __________%  American Funds Growth-Income
$__________ Or __________%  Legg Mason Value Equity
$__________ Or __________%  MetLife Stock Index
$__________ Or __________%  American Funds Global Small Capitalization
$__________ Or __________%  FI Mid Cap Opportunities
$__________ Or __________%  Lazard Mid Cap
$__________ Or __________%  MetLife Mid Cap Stock Index

MABAllocator (0606)

$__________ Or __________%  FI International Stock
$__________ Or __________%  Harris Oakmark International
$__________ Or __________%  MFS Research International
$__________ Or __________%  Morgan Stanley EAFE(R) Index
$__________ Or __________%  BlackRock Legacy Large Cap Growth
$__________ Or __________%  FI Large Cap
$__________ Or __________%  American Funds Growth
$__________ Or __________%  Legg Mason Aggressive Growth
$__________ Or __________%  Jennison Growth
$__________ Or __________%  Oppenheimer Capital Appreciation
$__________ Or __________%  T. Rowe Price Large Cap Growth
$__________ Or __________%  Loomis Sayles Small Cap
$__________ Or __________%  Russell 2000(R) Index
$__________ Or __________%  BlackRock Aggressive Growth
$__________ Or __________%  T. Rowe Price Mid-Cap Growth
$__________ Or __________%  Franklin Templeton Small Cap Growth
$__________ Or __________%  Met/AIM Small Cap Growth
$__________ Or __________%  T. Rowe Price Small Cap Growth
$__________ Or __________%  RCM Global Technology
$__________ Or __________%  Cyclical Growth ETF
$__________ Or __________%  Cyclical Growth and Income ETF
$__________ Or __________%  MetLife Conservative Allocation
$__________ Or __________%  MetLife Conservative to Moderate Allocation
$__________ Or __________%  MetLife Moderate Allocation
$__________ Or __________%  MetLife Moderate to Aggressive Allocation
$__________ Or __________%  MetLife Aggressive Allocation
$__________ Or __________%  Total (Percents must equal 100%)

(NOTE: IF DOLLARS ARE USED, THE "TRANSFER FROM" (SECTION 2A) AND "TRANSFER TO" DOLLARS MUST BE EQUAL.

(C)  SELECT THE DAY OF THE MONTH FOR THE FIRST TRANSFER: _____ / _____ / _____

     (Note: If establishing a new account, please allow 15 business days between the date that you are submitting the form and your first transfer date. If the date falls on a weekend or holiday, we will process the transfer the next business day. If you select the 29th, 30th or 31st in a month without the selected date, we will make the transfer on the next business day.)

(D)  SELECT THE TRANSFER TIME FRAME (Check one.)

     [ ]  For as long as there is money in my Fixed Interest Account

     [ ]  For a specific number of months ___________ (e.g. 12, 24, 36, etc.)

     (Note: If you chose to make transfers for as long as you have money in the Fixed Interest Account, all amounts in the Fixed Interest Account, including subsequent contributions made to the Fixed Interest Account, will be transferred as part of the Allocator Strategy.)

3.   AUTHORIZATION



Owner/Participant Signature                                                    Date
                                                                                    -------------------

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Other Signature   [ ] Joint   [ ] Plan            [ ] Trustee   [ ] Employer   Date
(if Applicable)       Owner       Administrator                                     -------------------


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

MABAllocator (0606)